EXHIBIT 10.16

SISKEY CAPITAL, LLC 4521 Sharon Road, Suite 450 Charlotte, NC 28211

October 29, 2013

Social Reality Inc.

Mr. Christopher Miglino

456 Seaton Street

Los Angeles, California, 90013

Re: Consulting Agreement

Dear Mr. Miglino,

Pursuant to this Consulting Agreement (“Agreement”) Social Reality, Inc. (hereinafter referred to as “the Client”) has agreed to engage Siskey Capital, LLC (“SCAP”) on a non-exclusive basis to perform services related to financial consulting matters pursuant to the terms and conditions set forth herein.

1. Services.  SCAP shall act as advisor to the Client and perform, as requested by the Client, the following Services:

•

new business support, including identifying and introducing potential strategic partners to the Client;

•

in-depth consultations to the Client’s senior management to determine the amount and structure of the capital sought by the Client,

•

evaluations of competitors and development of strategies to increase the Client’s competitiveness,

•

the continuing strategic analysis of the Client’s business objectives and balancing these objectives with the expectations of the financial markets; and

•

the implementation of a strategic plan for the Client, with a view towards enabling the Client to achieve its financial goals.

. marketing, business development

2. Performance of Services.  SCAP shall be obligated to provide the Services as and when requested by Client and shall not be authorized or obligated to perform any Services on SCAP’s own initiative. The Services shall be performed reasonably promptly after Client’s request, consistent with SCAP’s availability.  It is understood that the Services to be provided hereunder are not exclusive to the Client and SCAP has other business obligations, including acting as consultant for other companies, provided, however, that SCAP shall not provide services to any potential or actual competitor of the Client during the Term of this agreement.

3. Relationship of the Parties.  SCAP shall be, and at all times during the Term of the Agreement, remain an independent contractor. As such, SCAP shall determine the means and methods of performing the Services hereunder and shall render the Services at such places it determines.  The Client shall pay all reasonable costs and expenses incurred by SCAP in the performance of its duties hereunder, provided however such costs and expenses shall not exceed $250.00 without Client’s prior written approval.

4. Assurances.  Client acknowledges that all opinions and advices (written or oral) given by SCAP to the Client in connection with this Agreement are intended solely for the benefit and use of Client, and Client agrees that no person or entity other than Client shall be entitled to make use of or rely upon the advice of SCAP to be given hereunder.  Furthermore, no such opinion or advice given by SCAP shall by used at any time, in any manner or for any purpose, and shall not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, except as may be contemplated herein. Client shall not make any public references to SCAP without SCAP’s prior written consent or as required by applicable law.

5. Compensation.

(a)

As compensation for the Services to be performed by SCAP hereunder, SCAP shall receive the following:

A retainer in the form of 150,000 shares of Class A Common Stock shall be granted following the execution of this agreement;

A retainer in the form of 35,000 shares of Series 1 Preferred Stock shall be granted as soon as practicable following the execution of this agreement.  The designations, rights and preferences of the Series 1 Preferred Stock as previously filed by the Client with the Secretary of State of Delaware are attached hereto as Exhibit A.  SCAP acknowledges it has read such designations, rights and preferences, including the limitations on the sale, transfer, assignment, hypothecation or other disposition of the Series 1 Preferred Stock and the shares of Class A Common Stock issuable upon the conversion of the Series 1 Preferred Stock, and hereby consents to such limitations;

A value of $100,000 shall be considered as full payment for the services to be rendered under this three-year agreement.  SCAP agrees to pay all taxes, federal and state, relating to this agreement.  SCAP agrees to indemnify the Client for any claim for unpaid taxes which might arise from the receipt of shares.

(b)

SCAP is an accredited investor as that term is defined in the Securities Act of 1933, as amended (the “Act”).  SCAP acknowledges its understanding that neither the shares of Class A Common Stock, the shares of Series 1 Preferred Stock nor the shares of Class A Common Stock issuable upon the conversion of the Series 1 Preferred Stock (collectively, the “Securities”) are registered under the Act or any state securities laws.  SCAP represents that the Securities are being acquired for SCAP’s own account, for investment purposes only and not with a view for distribution or resale to others. SCAP agrees that it will not sell or otherwise transfer the Securities unless the Securities are registered under the Act or unless in the opinion of counsel satisfactory to the Client an exemption from such registration is available. SCAP further acknowledges its understanding that the Client will place a restrictive legend on the certificates representing the Securities.

(c)

SCAP shall not be entitled to convert the shares of Series 1 Preferred Stock to the extent that after giving effect to such conversion, SCAP (together with the SCAP’s Affiliates, and any other Persons acting as a group together with SCAP or any of SCAP’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  When used in this paragraph, “Affiliates” of SCAP means any entity which directly or indirectly controls or is controlled by SCAP and “Persons” means any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, or other entity.  For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by SCAP and its Affiliates shall include the number of shares of Class A Common Stock issuable upon conversion of the Series 1 Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of the shares of Series 1 Preferred Stock owned by SCAP or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Client, subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by SCAP or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by SCAP that the Client is not representing to SCAP that such calculation is in compliance with Section 13(d) of the Exchange Act and SCAP is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this paragraph applies, the determination of whether the shares of Series 1 Preferred Stock are convertible (in relation to other securities owned by SCAP together with any Affiliates) and the number of such shares of Series 1 Preferred Stock that are convertible shall be in the sole discretion of SCAP, and the submission of a notice of conversion shall be deemed to be SCAP’s determination of whether the shares of Series 1 Preferred Stock are convertible (in relation to other securities owned by SCAP together with any Affiliates) and of the number of shares of Series 1 Preferred Stock that are convertible, in each case subject to the Beneficial Ownership Limitation, and the Client shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this paragraph, in determining the number of outstanding shares of Class A Common Stock, SCAP may rely on the number of outstanding shares of Class A Common Stock as reflected in (a) the Client’s most recent periodic or annual report filed with the SEC, as the case may be, (b) a more recent public announcement by the Client or (c) a more recent written notice by the Client setting forth the number of shares of Class A Common Stock outstanding.  Upon the written request of SCAP, the Client shall within two (2) trading days confirm orally and in writing to SCAP the number of shares of Class A Common Stock then outstanding.  In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by SCAP or its Affiliates since the date as of which such number of outstanding shares of Class A Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon conversion of the Series 1 Preferred Stock.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

6. Additional Services.  Should Client desire SCAP to perform additional services not outlined herein, Client may make such request to SCAP in writing.  SCAP may agree to perform those services at its sole discretion.  However, any additional services performed by SCAP may require an additional compensation schedule to be mutually agreed upon prior to rendering such services.

7. Term.  This Agreement shall be binding upon all parties when executed by the Client and remain in effect until July 01, 2016 unless otherwise mutually agreed upon in writing by Client and SCAP.

8. Due Diligence/Disclosure

a.

Client recognizes and confirms that, in advising Client and in fulfilling its retention hereunder, SCAP will use and rely upon data, material and other information furnished to it by Client. Client acknowledges and agrees that in performing its Services under this Agreement, SCAP may relay upon the data, material and other information supplied by Client without independently verifying the accuracy, completeness or veracity of it.

b.

Except as contemplated by the terms hereof or as required by applicable law, SCAP shall keep confidential, indefinitely, all non-public information provided to it by Client, and shall not disclose such information to any third party without Client’s prior written consent, other than such of its employees and advisors as SCAP reasonably determines to have a need to know.

9. Indemnification.

a.

Client shall indemnify and hold SCAP harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act or the Exchange Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits, (including awards and/or judgments) arise out of or are in connection with the Services rendered by SCAP in connection with this Agreement, except for any liabilities, claims, and lawsuits (including awards, judgments and related costs and expenses), arising out of acts or omissions of SCAP.  In addition, the Client shall indemnify and hold SCAP harmless against any and all reasonable costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing. If it is judicially determined that Client will not be responsible for any liabilities, claims and lawsuits or expenses related thereto, the indemnified party, by his or its acceptance of such amounts, agrees to repay Client all amounts previously paid by Client to the indemnified person and will pay all costs of collection thereof, including but not limited to reasonable attorney’s fees related thereto.  SCAP shall give Client prompt notice of any such liability, claim or lawsuit, which SCAP contends is the subject matter of Client’s indemnification and SCAP thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting there from any and all proceedings or hearings before any regulatory bodies and/or authorities.

b.

SCAP shall indemnify and hold Client and its director, officers, employees and agents harmless against any and all liabilities, claims and lawsuits, including and all award and/or judgments to which it may become subject under the Act, the Exchange Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) that may arise out of or are based upon SCAP’s gross negligence or willful misconduct, or any untrue statement or alleged untrue statement of a material fact or omission of a material fact required to be stated or necessary to make the statement provided by SCAP not misleading, which statement or omission was made in reliance upon information furnished in writing to Client by or on behalf of SCAP for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies.  In addition, SCAP shall also indemnify and hold Client harmless against any and all costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing.  Client shall give SCAP prompt notice of any such liability, claim or lawsuit which Client contends is the subject matter of SCAP’s indemnification and SCAP thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

c.

The indemnification provisions contained in this Section are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

10. General Provisions.

a.

Entire Agreement.  This Agreement between Client and SCAP constitutes the entire agreement between and understandings of the parties hereto, and supersedes any and all pervious agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

b.

Notice. Any notice or communication permitted or required hereunder shall be in writing and deemed sufficiently given if hand-delivered: (i) five (5) calendar days after being sent postage prepaid by registered mail, return receipt requested; or (ii) one (1) business day after being sent via facsimile with confirmatory notice by U.S. mail, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

c.

Binding Nature.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.  All materials generated pursuant to Section 1 or otherwise produced by SCAP for and on behalf of Client during the Term of this Agreement shall be the sole and exclusive property of Client.

d.

Counterparts.  This Agreement may be executed by any number of counterparts, each of which together shall constitute the same original document.

e.

Amendments.  No provisions of the Agreement may be amended, modified or waived, except in writing signed by all parties hereto.

f.

Assignment.  This Agreement cannot be assigned or delegated, by either party, without the prior written consent of the party to be charged with such assignment or delegation, and any unauthorized assignments shall be null and void without effect and shall immediately terminate the Agreement.

g.

Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to its conflict of law principles. The parties hereby agree that any dispute(s) or claim(s) with respect to this Agreement of the performance of any obligations thereunder, shall be settled by arbitration and commenced and adjudicated under the rules of the American Arbitration Association.  The arbitration shall take place in Los Angeles, California if commenced by either party.  The arbitration shall be conducted before a panel of three (3) arbitrators, one appointed by each of the parties and the third selected by the two appointed arbitrators.  The arbitrators in any arbitration proceeding to enforce this Agreement shall allocate the reasonable attorney’s fees, among one or both parties in such proportion as the arbitrators shall determine represents each party’s liability hereunder.  The decision of the arbitrator shall be final and binding and may be entered into any court having proper jurisdiction to obtain a judgment for the prevailing party.  In any proceeding to enforce an arbitration award, the prevailing party in such proceeding shall have the right to collect from the non-prevailing party, its reasonable fees and expenses incurred in enforcing the arbitration award (including, without limitation, reasonable attorney’s fees).

If you are in agreement with the foregoing, please execute two copies of this Agreement in the space provided below and return them to the undersigned.

Very truly yours,
Siskey Capital, LLC By: /s/ Todd D. Beddard Todd D. Beddard Chief Operating Officer

ACCEPTED AND AGREED TO THIS 29th DAY OF OCTOBER, 2013

Social Reality, Inc.

By: /s/ Christopher Miglino

By: Christopher Miglino,

Christopher Miglino

Chief Executive Officer